31


                         SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                  of 1934
                            (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         PRECISION STANDARD, INC.
             (Name of Registrant as Specified in Its Charter)


                 ----------------------------------------
                 (Name of Person(s) Filing Proxy Statement
                       if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                         PRECISION STANDARD, INC.
                      12000 E. 47th Avenue, Suite 400
                          Denver, Colorado 80239
                              (303) 371-6525

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 17, 1999

TO THE SHAREHOLDERS OF PRECISION STANDARD, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Precision Standard, Inc., a Colorado corporation (the "Company"), will be held at the Embassy Suites, 4444 North Havana Street, Denver, Colorado 80239, on Monday, May 17, 1999, at 8:00 a.m. Mountain Daylight Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1. The election of four (4) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the calendar year ending December 31, 1999;

     3. The approval of amendments to the Nonqualified Stock Option Plan which include an increase in the number of shares reserved under the Plan; and

     4. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

     A Proxy Statement explaining the matters to be acted upon at the Meeting is enclosed. Please read it carefully.

     Only holders of record of the $.0001 par value common stock of the Company at the close of business on Wednesday, April 7, 1999, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The Proxies are being solicited by the Board of Directors of the Company.

     All Shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a Proxy will not affect your right to vote in person if you attend the Meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS
Denver, Colorado                               MATTHEW L. GOLD
April 15, 1999                                    PRESIDENT




                         PRECISION STANDARD, INC.
                      12000 E. 47th Avenue, Suite 400
                          Denver, Colorado 80239
                              (303) 371-6525

                         ------------------------
                              PROXY STATEMENT
                         ------------------------

                      ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 17, 1999

                            GENERAL INFORMATION

     THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF PRECISION STANDARD, INC., A COLORADO CORPORATION (THE "COMPANY"), FOR USE AT THE COMPANY'S ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING") TO BE HELD AT THE EMBASSY SUITES, 4444 NORTH HAVANA STREET, DENVER, COLORADO 80239, ON MONDAY, MAY 17, 1999, AT 8:00 A.M., MOUNTAIN DAYLIGHT TIME, AND AT ANY ADJOURNMENT THEREOF. IT IS ANTICIPATED THAT THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY WILL BE MAILED TO THE COMPANY'S SHAREHOLDERS ON OR ABOUT APRIL 15, 1999.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by (i) giving a later dated written revocation of Proxy to the Company, or (ii) providing a later dated amended Proxy to the Company, or (iii) voting in person at the Meeting. The expense of soliciting Proxies, including the cost of preparing, assembling and mailing this Proxy material to Shareholders, will be borne by the Company. It is anticipated that solicitations of Proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit Proxies personally or by telephone, without additional salary or compensation to them.
Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for the reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid Proxies will be voted in accordance therewith at the Meeting.

                   SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.0001 par value common stock (the "Common Stock"). Only Shareholders of record at the close of business on Wednesday, April 7, 1999, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 7, 1999, the Company had 3,978,137 shares of Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding Common Stock represented in person or by Proxy and entitled to vote will constitute a quorum at the Meeting.

                       SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of post-split shares of the Company's Common Stock owned beneficially, as of April 7, 1999 after giving effect to the reverse stock split which was effective April 15, 1998, by any person who is known to the Company to be the beneficial owner of 5% or more of such Common Stock, and, in addition, by each Executive Officer and each Director and nominee for Director of the Company, and by all Directors and the Executive Officer of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons. For purposes of this disclosure, the amount of the Company's Common Stock beneficially owned is the aggregate number of shares of the Common Stock outstanding on such date plus an amount equal to the aggregate amount of Common Stock which could be issued upon the exercise of stock options within 60 days of such date.

                                       Amount and Nature        Percent
Name of Beneficial Owner            of Beneficial Ownership     of Class
------------------------            -----------------------     --------

Matthew L. Gold                         2,246,158 shares         53.7%
12000 E. 47th Street, Suite 400           directly and
Denver, Colorado 80202                   indirectly(1)

Donald C. Hannah                         29,282 shares             *
6400 East Cactus Wren Road                directly(2)
Paradise Valley, Arizona 85253

Admiral George E. R. Kinnear II          41,357 shares            1.0%
20 Roaring Rock Road                      directly(3)
York, Maine 03909

General Thomas C. Richards               17,594 shares             *
29688 Softwind Circle                     directly(4
Fair Oaks Ranch, Texas 78015

Bank of America National                 349,899 shares           8.8%
 Trust and Savings Association            directly(5)
315 Montgomery Street, 13th Floor
San Francisco, California 94104

All Directors and Executive             2,334,391 shares         54.8%
Officer as a Group                        directly and
(4 Persons)                              indirectly(6)

-----------------------
(1) Includes 250,000 shares held by Arapaho Capital Management, Inc., a corporation controlled by Mr. Gold. Includes options to purchase 214,000 shares. See "Executive Compensation."

(2) Consists of options to purchase 29,282 shares. See "Compensation of Directors."

(3) Includes options to purchase 24,282 shares. See "Compensation of Directors."

(4) Consists of options to purchase 17,594 shares. See "Compensation of Directors."

(5) In March 1996, the Company renegotiated the Senior Subordinated Loan which it had obtained from Bank of America in 1988 pursuant to which the Company had granted to the Bank a warrant to purchase 1,053,939 shares of the Company's Common Stock (the "Warrant"). The Warrant was the subject of a repurchase agreement over a period of six quarters ended October 31, 1998. The Company had the right to repurchase the Warrant with cash or by the issuance of Common Stock with a value equal to the difference between the approximate $0.95 Warrant exercise price and the fair market value of the Common Stock on specified dates. With the final redemption of the Warrant on October 31, 1998, the Company issued 825,399 shares of Common Stock for the redemption of all 1,053,939 Warrant shares.

(6)  Includes options to purchase 285,158 shares.

*Less than one percent.

Change in Control
-----------------

     As far as is known to the Board of Directors or the management of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which might, at a subsequent date, result in a change in control of the Company.

                           ELECTION OF DIRECTORS

     The Board of Directors recommends the election as Directors of the four (4) nominees listed below. The Board's recommendation as nominees includes all of the Directors elected at the last annual meeting of Shareholders. The four nominees, if elected, will hold office until the next annual meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. IT IS INTENDED THAT SHARES REPRESENTED BY PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS A CONTRARY DIRECTION IS INDICATED. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company currently held by him, and the period during which he has served as a Director:


                                    All Positions and    Period Served as
                                    Offices Held With    Director of the
           Name              Age       the Company           Company
           ----              ---    -----------------    ---------------

Matthew L. Gold               56    Chairman, President,  Since 12/31/86
                                    Chief Executive
                                    Officer and Director

Donald C. Hannah              66    Director              Since 2/15/91

Admiral George E.R.           71    Director              Since 3/2/93
  Kinnear II

General Thomas C. Richards    69    Director              Since 8/14/95

     Donald C. Hannah also serves as a Director of Franchise Finance Company of America, a real estate investment trust company, which is a publicly held company. Except for the foregoing, none of the nominees hold directorships in any other company having a class of securities registered under the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940, as amended.

                   MEETINGS AND COMMITTEES OF THE BOARD

     The Company has an Executive Committee which has as its primary function director-level review and approval of non-routine matters of significance during the periods between scheduled meetings of the Board of Directors. During 1998 the Committee consisted of Matthew L. Gold, Admiral George E.R. Kinnear II and General Thomas C. Richards. The Committee held no meetings during the last calendar year.

     The Company has an Audit Committee which during 1998 was comprised of Donald C. Hannah, General Thomas C. Richards and Admiral George E.R. Kinnear II. The Audit Committee oversees the accounting controls for the Company. This Committee held one meeting during the last calendar year which was by unanimous written consent. Pursuant to the requirements of the Company's Nasdaq SmallCap Market agreement, a majority of the Audit Committee consists of outside Directors.

     The Company also has a Compensation Committee, which Committee makes recommendations on executive compensation and selects those persons eligible to receive grants of stock, stock options and stock appreciation rights under the Company's Incentive Stock Option and Appreciation Rights Plan and its Nonqualified Stock Option Plan. In 1998, the Committee was composed of Donald C. Hannah, Admiral George E. R. Kinnear II and General Thomas C. Richards. This Committee held three meetings during the last calendar year, one of which was by unanimous written consent.

     The Board of Directors held seven meetings during the last calendar year, two of which were by unanimous written consent. There were no incumbent Directors who during the last fiscal year attended fewer than 75% of the aggregate of all meetings of the Board and of all committees of the Board on which he serves.

              DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below are the names of all Directors and Executive Officers of the Company, all positions and offices held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during the last five years:

     MATTHEW L. GOLD. Mr. Gold has been Chairman, President and Chief Executive Officer of the Company since December 1986. He has also been Chairman of Pemco Aeroplex, Inc., Air International Incorporated and Space Vector Corporation, wholly-owned subsidiaries of the Company, since September 1988. He has also been President of the Company's subsidiaries, Pemco Air Services System, Inc., Pemco Capital Corporation, Pemco Nacelle Services, Inc. and Pemco World Air Services, Inc. since their inceptions in November 1991, October 1992, January 1993 and April 1993, respectively. From 1984 to 1986, he was President of Monarch Aviation, Inc., a company primarily engaged in the business of modifying and maintaining large transport aircraft, and later, Pemco Engineers, Inc., a company primarily engaged in the business of manufacturing aircraft cargo systems, both of which are predecessors of the Company.

     DONALD C. HANNAH. Mr. Hannah was appointed as a member of the Board of Directors in February 1991. He currently serves as Chairman and Chief Executive Officer of U.S. Properties, Inc., a real estate acquisition and marketing company, positions he has held since December 1992. Mr. Hannah has been Chairman of the Board of Hannah Marine Corp. of Lemont, Illinois, a marine transport company, since 1956. He serves on the Board of Managers for American Bureau of Shipping, a classification society in the marine industry, as Chairman of the Arizona Presidents Organization, and as a Director of the Camper Clubs of America. He is also a Director of a publicly traded company, Franchise Finance Corporation of America, a real estate investment trust company.

     GEORGE E. R. KINNEAR II. Admiral Kinnear was appointed as a member of the Board of Directors in March 1993. He formed his own consulting company, Kinnear & Associates, in January 1995. He was Chairman of the Board and Chief Executive Officer of Energy Point, a gasoline servicing company, from July 1992 until January 1995. He was Chairman of the Board of The Retired Officers Association, a service company for retired military officers, from October 1992 to October 1994. Prior to that time he served briefly as Vice Chairman and Chief Executive Officer of New England Digital, a computer company, from February 1992 to June 1992. Admiral Kinnear was Executive Vice President and Interim President from November 1988 to January 1992 of the University of New Hampshire. Before that he was Senior Vice President and Vice President of Grumman Corp., an aerospace company, from October 1982 to October 1988. He retired as a four star Admiral from the U.S. Navy in September of 1982 after thirty-seven years of service. Admiral Kinnear currently serves as a Director of eVelocity Corp., a software company, and Aerospace Corp., an aerospace development company. From August 1988 until May 1998, he also served as a Trustee of the Aerospace Corp., the Naval Aviation Museum, the U.S. Navy Heritage Foundation, the Strawbery Banke Historical District, and the Center for the Study of the Presidency.

     THOMAS C. RICHARDS. General Richards was appointed as a member of the Board of Directors in August 1995. He was President of the National Security Industrial Association of Washington, D.C., a nonprofit corporation, from September 1995 until March 1997. He served as a consultant and as a member of the Board of Directors of First American Bank of Bryan, Texas from June 1991 to September 1995. General Richards has served as a consultant to Cubic Defense Systems of San Diego, California and Mantech International of Fairfax, Virginia, companies which are involved in the aviation and defense industry, since January 1994. He was appointed by the President as the Administrator of the Federal Aviation Administration from May 1991 to January 1992, after having served on the Aviation Security and Terrorism Commission which was formed by the President to review the Pan Am 103 accident. General Richards retired as a four star General from U.S. Air Force in November 1989 after 33 years of service, the last three of which were spent commanding the day to day operations of the U.S. European Command.

     The Company's Executive Officers are elected by the Board of Directors at the first meeting after each annual meeting of Shareholders, and hold office until the next such meeting of Directors or their earlier resignation or removal.

     Other than the executive employment agreement with the Company's President and Chief Executive Officer, there is no arrangement or understanding between any Director or Executive Officer and any other person or persons pursuant to which he was or is to be selected as a Director or Executive Officer nor is there any family relationship between or among any of the Company's Directors or Executive Officer. See "Executive Compensation - Agreement with Executive Officer."

                          EXECUTIVE COMPENSATION

                        SUMMARY COMPENSATION TABLE

     The following table sets forth the executive compensation of the Company's Chief Executive Officer for each of the Company's last three fiscal years. There were no other Executive Officers serving at the end of the last fiscal year whose compensation was greater than $100,000.

                                        Annual Compensation
                                        -------------------
                                                         Other Annual
      Name and                     Salary      Bonus     Compensation
 Principal Position       Year     ($)(1)      ($)(2)       ($)(3)
-------------------       ----     ------      -----     ------------

Matthew L. Gold,          1998    $517,000   $      0      $     0
President and CEO         1997     501,500          0            0
                          1996     506,500    200,000            0


                                         Long-Term Compensation
                                         ----------------------
                                                 Awards
                                         ----------------------
                                                          Securities
                                        Restricted        Underlying
      Name and                            Stock            Options/
 Principal Position       Year         Award(s)($)       SARs (#)(4)
-------------------       ----         ------------      -----------

Matthew L. Gold,          1998             $ 0              350,000
President and CEO         1997               0                    0
                          1996               0              220,000

(1) The salaries for Mr. Gold include Directors' fees as follows: 1998, $37,000, 1997, $21,500, and 1996, $26,500, respectively.

(2)  The cash bonus awarded to Mr. Gold in 1996 has not been paid.

(3) The named Executive Officer did not receive perquisites or other personal benefits the aggregate annual amount of which was the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for him.

(4) Of Mr. Gold's grants for 1998, all of the options were nonqualified stock options. 100,000 were immediately vested and the other 250,000 will only vest and become exercisable if certain performance goals are met by the Company. Of Mr. Gold's grant for 1996, options to purchase 128,015 shares were incentive stock options/SARs and options to purchase 91,985 shares were nonqualified stock options.


                   OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth the information concerning the grants of stock options and appreciation rights during the last fiscal year to the named Executive Officer:

                          Individual Grants
                          -----------------
                                   Percent of
                    Number of       of Total
                    Securities    Options/SARs
                    Underlying     Granted to      Exercise
                     Options/      Employees       or Base
                       SARs        in Fiscal        Price     Expiration
   Name             Granted(#)        Year          (S/Sh)       Date
   ----             ----------    -----------      --------   ----------

M. L. Gold       100,000(1)           28.6%         $3.4278   7-31-08
                 250,000(2)           71.4%         $3.4278   7-31-08


                                                 Potential Realizable
                                                   Value at Assumed
                                                Annual Rates of Stock
                                                  Price Appreciation
                                                   for Option Term
                                                ----------------------

   Name                                             5%($)       10%($)
   ----                                             -----       ------

M.L. Gold                                         $215,951    $ 545,020
                                                   539,785    1,362,550

(1)  Represents ten-year nonqualified stock options.
(2) Represents ten-year nonqualified stock options which will only vest and become exercisable if certain performance goals are met by the Company.


          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning each exercise of stock options during the last fiscal year by the named Executive Officer and the fiscal year end value of unexercised options:



                                               Number of
                                               Securities      Value of
                                               Underlying     Unexpected
               Shares                          Exercised     In-the-Money
              Acquired                        Options/SARs   Options/SARs
                 on            Value           at Fiscal      at Fiscal
              Exercise        Realized          Year-End       Year-End
   Name         (#)             ($)               (#)            ($)
   ----       --------        --------        ------------   ------------
                                              Exercisable/   Exercisable/
                                             unexercisable  unexercisable
                                             -------------   ------------

M. L. Gold       0              N/A           230,000/0(1)    $19,720/$0


(1) Of Mr. Gold's options, exercisable options to purchase 181,996 shares represent nonqualified stock options, and the remaining options are incentive stock options granted in tandem with SARs.




                               PENSION PLANS

     The Executive Officer named above is an eligible participant in the Pemco Aeroplex, Inc. Pension Plan (the "Pension Plan"). The following table sets forth the annual retirement benefits payable under the Pension Plan upon retirement at age 65 based on an employee's assumed average annual compensation for the five-year period preceding retirement and assuming actual retirement on January 1, 1999. The Pension Plan is a tax qualified defined benefit plan and is subject to certain maximum benefit provisions. The retirement plan benefit formula is equal to (a) plus (b):

(a)  Earnings portion of formula

     - 1% of the employee's final average compensation for the last five years of benefit service not to exceed $160,000 for 1999, less $6,600,

     TIMES

     - the employee's years of credited service (not to exceed 30 years),

          PLUS

(b) $144 times the employee's years of credited service (not to exceed 30 years).

     The compensation utilized for the Pension Plan formula benefit includes base pay and does not consider bonuses.


 Remuneration                        Years of Service
 -----------             ---------------------------------------
                         15            20        25           30

   $125,000            $19,920      $26,560   $33,200      $39,840
    150,000             23,670       31,560    39,450       47,340
    175,000             25,170       33,560    41,950       50,340
    200,000             25,170       33,560    41,950       50,340
    225,000             25,170       33,560    41,950       50,340
    250,000             25,170       33,560    41,950       50,340
    300,000             25,170       33,560    41,950       50,340
    400,000             25,170       33,560    41,950       50,340
    450,000             25,170       33,560    41,950       50,340
    500,000             25,170       33,560    41,950       50,340

Assumes:    1.      Remuneration is latest 5-year average annual salary.
            2.      Retirement is at age 65 or later.
            3.      No joint and survivor option elected.

     To date, no Executive Officer has earned a material level of vested benefits under the Pension Plan, although the named Executive Officer is eligible to receive benefits thereunder.

     Certain amendments to the tax laws reduced the amount of benefits available to the named Executive Officer under the Pension Plan in plan years beginning after December 1993. In recognition of these changes, the Compensation Committee has agreed to provide supplemental pension benefits to the Executive Officer to compensate him for the lost benefits under the Pension Plan.

401(k) Plan
-----------

     On November 2, 1990, the Board of Directors adopted a 401(k) Savings Plan for employees of the Company and its subsidiaries effective October 1, 1990 (the "401(k) Plan"), which is qualified under Subsection 401(k) of the Internal Revenue Code. All employees of the Company and its subsidiaries who (i) are not covered by any collective bargaining agreement, (ii) have attained age 21, and (iii) have completed one year of service, may join the 401(k) Plan. The 401(k) Plan provides a method for employees to choose between receiving all their compensation now or deferring some pre-tax income by investing in the 401(k) Plan until retirement. Deferred amounts representing up to 15% of compensation per calendar year (not to exceed $10,000 in 1999) are deposited into the Plan where they may earn income tax-free until distribution. Although the 401(k) Plan allows for matching contributions by the Company, none have been made as of the date of this Proxy Statement. The 401(k) Plan currently is administered by an Administrative Committee composed of four employees of the Company who are not Executive Officers or Directors of the Company. Directors who are not also employees of the Company are not eligible to participate. Mr. Gold is a participant in the 401(k) Plan and his amounts of deferred compensation are included in the Summary Compensation Table set forth above.

                             PERFORMANCE GRAPH

     Set forth below is a line graph and a table comparing the yearly percentage change in the cumulative total shareholder returns on the Company's Common Stock with the cumulative total returns of the Standard & Poor's 500 Stock Index, Standard & Poor's Aerospace/Defense Stock Index and Standard and Poor's Airline Stock Index as prepared by Standard & Poor's Compustat - Custom Business Unit. While there is no stock index for companies engaged in the Company's primary business of commercial and military aircraft maintenance and modification services, the Company's performance may be influenced by the airline industry and the business environment surrounding such industry. The line graph and table cover the five year period from January 1994 through December 1998 and represent the total value of a $100 investment in each security/market index on the last trading day of December, 1993. All dividends are assumed to be reinvested.

              COMPARATIVE FIVE YEAR TOTAL CUMULATIVE RETURNS
             PRECISION STANDARD, S&P AEROSPACE/DEFENSE INDEX,
                   S&P AIRLINES INDEX AND S&P 500 INDEX,


                              Base              Years Ending
Company / Index              Period Dec94  Dec95   Dec96   Dec97   Dec98
                             Dec93
-------------------------------------------------------------------------

PRECISION STANDARD INC        100   44.44   22.22   30.56   12.49   20.14
S&P 500 INDEX                 100  101.32  139.40  171.40  228.59  293.91
AEROSPACE/DEFENSE-500         100  108.17  179.00  239.44  246.34  188.83
AIRLINES-500                  100   69.78  101.90  111.72  188.03  181.90


                       COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the Board of Directors of Precision Standard, Inc. (the "Company") is composed of outside directors who are not employees of the Company and who qualified as "disinterested persons" under former Rule 16b-3 adopted under the Securities Exchange Act of 1934. At the direction of the Board of Directors, the Committee prepared the following report on April 13, 1999 for inclusion in this Proxy Statement to comply with the rules of the Securities and Exchange Commission.

     The Company's executive compensation program has been designed to enable the Company to attract, motivate, and retain key senior management by providing a fully competitive total compensation package based on performance. It is intended to reward the key executive for long-term strategic planning and management, enhancement of shareholder value and improving Company performance compared to performance levels of comparable companies in the industry. Of equal importance, it is designed to attract and retain those key executives who are critical to the long-term success and competitiveness of the Company.

     The key components of the executive compensation program are:
salary, which is based on the individual officer's level of responsibility and comparisons to the executive positions in the Company, its subsidiaries and comparable companies in the industry; cash bonus awards, which are based on individual performance and the performance of the Company for the year, measured primarily, but not exclusively, in the profitability of the Company; equity incentive, in the form of stock options, stock appreciation rights and stock grants, which are intended to increase the motivation for the Company to improve its financial position and long-term success as measured by the Company's share price and book value per share; and employment agreements, which are designed to provide long-term security to the key executive in exchange for long-term commitments and agreements not to enter into competition with the Company. The overall objective of the program is to provide rewards to the key executives commensurate with the benefits received by the shareholders from the efforts of those executives.

     The Compensation Committee recognizes that, as a result of the resignations of Messrs. Moede and Groth in late 1996 and October of 1997, respectively, the Company's President and Chief Executive Officer, Matthew
L. Gold, has been forced to bear an inordinate share of the burden of management of the Company, and that he has been required to do so in unusually difficult circumstances which were not the result of his actions. Those unusually difficult circumstances included continuation of the Company's cash flow problems (largely generated by extraordinary difficulties in dealing with the Government on some of the Company's larger contracts), and successive work stoppages by the United Auto Workers and the International Association of Machinists unions. The Committee continues to believe, as it did in 1998, that Mr. Gold's efforts over the past few years have been extremely valuable to the Company and its shareholders. Nevertheless, the Committee continues to believe that, notwithstanding Mr. Gold's success in restoring the Company's profitability in 1998, it would be inappropriate to grant any cash bonuses to Mr. Gold at this time, while the Company still suffers under such a dramatic cash flow crisis that many of the bonuses declared to Executive Officers in prior years have still not been paid. The Committee again reserves the right, however, to revisit the question of cash bonuses and stock options or grants for Mr. Gold on account of his exemplary efforts on the Company's behalf in 1998.

     The Committee did determine, however, that a grant to Mr. Gold of 100,000 stock options at current market prices would be a fair reward for his outstanding efforts in generating a profit of more than $10 million in 1998, reversing the losses of previous years. The Committee felt that a stock option award would provide a better incentive to Mr. Gold to focus his efforts in 1999 on improving the trading price of the Company's stock, which has lagged considerably behind the improved financial results. Finally, the Committee established certain goals for the Company and granted Mr. Gold another 250,000 stock options on a contingent basis if those goals were met by July 1, 1999. The Committee has taken these actions with a view toward focusing management's efforts on increasing shareholder value over the upcoming year.

Dated:  April 13, 1999                  DONALD C. HANNAH
                                        ADMIRAL GEORGE E.R. KINNEAR II
                                        GENERAL THOMAS C. RICHARDS

Compensation of Directors
-------------------------

     The Company currently has an arrangement whereby each Director earns an annual retainer of $18,000, and $1,000 plus expenses for attendance at each meeting of the Board of Directors and related activities. The Directors also earn $1,000 plus expenses in connection with attendance at each meeting of the Audit Committee, the Executive Committee and the Compensation Committee, excepting when a Committee meets in conjunction with a full Board meeting. Directors who are employees of the Company are eligible to receive stock options under either of the Company's stock option plans. Outside Directors are eligible to receive options under the Company's Nonqualified Stock Option Plan (the "Nonqualified Plan") only.

     Pursuant to the Nonqualified Plan, outside Directors receive fully vested options on December 10 of each year. The number of shares subject to options granted in any such year is equal to one share of Common Stock for each two dollars of Director's base compensation (annual retainer plus meeting fees for an assumed minimum of four meetings or, currently, $22,000) paid to the Director during the calendar year in which the option is granted.

     In November 1990, the Board of Directors adopted a three-year retirement benefit for the Directors of the Company, payable after they retire or otherwise terminate their service as a Director of the Company. In December 1993, the Board of Directors amended the retirement benefit. Directors retiring from the Company after that date are entitled to benefits as follows:

                                   Under Five         Five or More
Retirement Benefit Payable      Years of Service    Years of Service
--------------------------      ----------------    ----------------

     -1st Year                       $4,500              $9,000
     -2nd Year                       $3,000              $6,000
     -3rd Year                       $1,500              $3,000

     All current Directors, as well as two former Directors, Admiral Wesley L. McDonald (who retired as a Director effective May 16, 1995) and Walter M. Moede (who resigned as a Director effective December 31, 1996), are currently entitled to or are eligible for benefits according to the benefits schedule in effect at the time of such Director's retirement.
For purposes of entitlement to the benefits schedule shown above, Messrs. Gold, Hannah and Kinnear have or are deemed to have five years of service. Upon retirement, this benefit is paid to former Directors on a quarterly basis for the three-year term of the benefit. The Board of Directors has determined that Directors are asked to retire from the Board at age 70-1/2 years. However, Admiral Kinnear was granted a waiver of the age limitation by the Board of Directors in order that he may continue to serve on the Board and on Committees of the Board.

Agreement with Executive Officer
--------------------------------

     Pursuant to an agreement effective June 1, 1993 and amended March 11, 1994, Mr. Gold is engaged as President, Chief Executive Officer and Chairman of the Board for an initial term of five years commencing June 1, 1993. On each June 1 following 1993, the agreement is automatically extended for an additional year unless the Company or Mr. Gold gives notice more than ninety days before May 31 of such year. Because no such notice was given in 1998, the agreement currently expires in 2003.

     The agreement provides for an initial annual base salary of $440,000, with the base salary for subsequent years to be determined by the Board of Directors on the basis of merit and the Company's financial success and progress, provided that the annual base salary in each year shall be at least 5% higher than the previous year's annual base salary. Mr. Gold is also entitled to bonuses as determined by the Board of Directors in its sole discretion, and is entitled to vacation and other employee benefits under the Company's employee benefit plans.
     Under the agreement, Mr. Gold is entitled to various amounts on the termination of his employment depending on the reasons for such termination. Upon his death or disability Mr. Gold or his designated beneficiary will be entitled to receive his then annual base salary for the greater of two years or the remaining term of the agreement together with any bonuses determined to be due and payable by the Board of Directors. Upon Mr. Gold's voluntary or involuntary termination, he is entitled to specified severance amounts. Upon voluntary termination (i.e., resignation by Mr. Gold other than as a result of a change of duties, compensation or benefits following a change in control of the Company), Mr. Gold will be entitled to continue to receive his annual base salary plus the average annual bonus awarded to him by the Board of Directors during the three preceding years (the "Average Bonus") for a period of one year. Upon involuntary termination (i.e. any termination other than voluntary termination, termination by mutual agreement, or termination as a result of death, disability or normal retirement), Mr. Gold will be entitled to 2.99 times the sum of his then annual base salary and the Average Bonus.

     Other than as described above, the Company has no compensation plan or arrangement with Mr. Gold whereby the implementation of such plan or arrangement results or would result from the resignation, retirement or other termination of his employment with the Company or from a change in control of the Company.

                  TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company's former subsidiary, Consolidated Tire, previously leased warehouse and office facilities from Monarch Properties, a sole proprietorship owned by Matthew L. Gold, the Company's Chairman, President and Chief Executive Officer. This lease was cancelled in December 1990. Although the lease was not due to expire until December 1992, Mr. Gold agreed to accept $147,000 to cancel the remaining term, which amount represented 80% of the present value of the remaining rental payments.
The Company paid $26,840 of this obligation in cash and reduced the amount of indebtedness of Mr. Gold and Monarch Properties to the Company, as described below. As additional consideration to the Company, Mr. Gold also waived and released claims that he may have had against the Company at that time for certain expenses or advances paid by him on behalf of the Company.

     Prior to the surrender and exchange of the Consolidated Tire warehouse lease discussed above, Mr. Gold and Monarch Properties were indebted to the Company in the amount of $132,947 and $167,037, respectively. These debts had been incurred as a result of various advances made by the Company, and were repayable in equal installments over five years beginning in 1990. After the application of the remaining $120,160 reduction attributable to the surrender of the Consolidated Tire lease, the total debt was reduced to $179,824. In November of 1991, Pemco Engineers, Inc. completed the 1988 sale of its Stanton, California facility to Monarch Properties by delivering the September 26, 1988 deed to Monarch Properties in exchange for a promise to pay $90,000. The $90,000 sales price was the same as the purchase price paid by Pemco Engineers in 1988 shortly before the September 26, 1988 deed to Monarch Properties. As a result of this new obligation, the total indebtedness of Monarch Properties and Mr. Gold to the Company and its subsidiaries increased to $269,824 as of December 31, 1991. The obligation remains outstanding as of the date hereof and the Company has no arrangement or understanding with Mr. Gold as to the timing of any repayment thereof.
The Company has for the past several years owed Mr. Gold various amounts as the result of cash bonuses which were granted by the Compensation Committee but never paid. There are, however, no plans or agreements to set off the unpaid bonuses against Mr. Gold's obligations to the Company at this time.

 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

               APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm of Arthur Andersen LLP has been engaged by the Company since January 14, 1997, and has audited the financial statements of the Company for the years ended December 31, 1996, 1997 and 1998.

     At the direction of the Board of Directors, the ratification of the appointment of Arthur Andersen LLP for the year ending December 31, 1999 is being presented to the Shareholders for approval at the Meeting. It is expected that a representative of Arthur Andersen LLP will be present at the Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he so desires.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC
ACCOUNTANTS FOR THE CALENDAR YEAR ENDING DECEMBER 31, 1999.

 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

           PROPOSAL TO AMEND THE NONQUALIFIED STOCK OPTION PLAN

     The Nonqualified Stock Option Plan (the "NQSO Plan") was adopted by the Company in September of 1989. in order to grant nonqualified stock options and stock appreciation rights to employees, officers, directors, consultants and independent contractors of the Company. It was subsequently amended to also include stock grants. On April 2, 1999, the Compensation Committee approved amendments to the NQSO Plan to (i) extend the term of the NQSO Plan for an additional ten years from September 9, 1999 when it is due to expire, (ii) increase the number of shares reserved under the NQSO Plan, and (iii) increase the maximum number of shares which may be granted to any participant. The Company's Board of Directors and its Compensation Committee (presently consisting of Admiral George E.R. Kinnear II, Donald R. Hannah and General Thomas C. Richards, all of whom are outside directors) believe that these amendments are necessary in light of the April 15, 1998 reverse stock split of the Company's Common Stock and are important to provide flexibility to the Compensation Committee in its administration of the NQSO Plan, to encourage stock ownership by employees and management, to permit the Company to attract and retain officers, directors, consultants and independent contractors, and to continue to provide incentives and promote the financial success and progress of the Company. In addition, the grant of stock options in particular can be made without the expenditure of the Company's cash or other liquid resources, which are being preserved for the Company's expansion of its customer base and exploration of strategic alternatives to enhance shareholder value.

     The reverse stock split of the outstanding shares of the Company's Common Stock (approved by the shareholders and declared effective April 15, 1998) also effected the NQSO Plan and the Company's Incentive Stock Option and Appreciation Rights Plan (the "Incentive Plan"). The Incentive Plan was adopted by the Company in July of 1989 in order to grant incentive stock options and stock appreciation rights to key employees (within the meaning of Section 416(I)(1)(A) of the Internal Revenue Code). The effect was a reduction in the number of shares available for grant under each of the Plans from 1,500,000 to 375,000 shares and a reduction in the maximum number of shares which could be granted to any participant from 750,000 to 187,500. This meant that, after the grants of vested and contingent options in 1998, the shares available for grant under the NQSO Plan were already maximized, while the Incentive Plan still had available over 275,000 shares available for grant. Since the Incentive Plan will expire on July 10, 1999, the Board of Directors deems it appropriate to reallocate the remaining shares reserved under the Incentive Plan to the NQSO Plan and to further increase the total reserved under the NQSO Plan to 1,000,000 shares effective July 1, 1999. Since the Compensation Committee has approved the extension of the NQSO Plan's term for ten years (which will be the Company's only stock option plan after the Incentive Plan expires), the number of shares available for grant must be increased sufficiently for the new ten year term. The same is true for the maximum number of shares which may be granted to any participant. Since the NQSO has already been in effect for almost ten years, the extension would require that the maximum number of shares which would be granted to any participant be enlarged for the new term period to 500,000. The maximum number would not include options which have been granted and subsequently expire or never became vested.

     Accordingly, the shareholders are being asked to approve (i) the extension of the term of the NQSO Plan for an additional ten years from September 9, 1999, (ii) the increase in the number of shares reserved under the NQSO Plan to 1,000,000 shares (which increase will be effective upon the expiration of the Incentive Plan), and (iii) the increase in the maximum of shares which may be granted to any participant to 500,000.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE NONQUALIFIED STOCK OPTION PLAN.

 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

              REVERSE STOCK SPLIT AND NASDAQ SMALLCAP MARKET

     On January 27, 1998, the Board of Directors approved a 4-for-1 reverse stock split of the Company's Common Stock which became effective on April 15, 1998, and thereby kept the Common Stock eligible to be quoted on The Nasdaq SmallCap Market ("Nasdaq"). The reverse stock split was approved by the Shareholders and became effective on April 15, 1998. However, the Company still failed to meet the net tangible assets/market capitalization/net income requirement in NASD Rule 4310(c)(2) (the "Rule"). Nasdaq granted to the Company an exception to the Rule if the Company, on or before March 31, 1999, filed its 1998 Form 10-K demonstrating compliance with Nasdaq's $500,000 net income requirement.
On March 31, 1999, the Company filed its Form 10-K reporting the Company's net income as $10,053,796, well in excess of Nasdaq's requirement. Accordingly, effective April 9, 1999, the Company's trading symbol was changed back to PCSN from PCSNC, indicating that the Company was now in full compliance with Nasdaq's listing criteria.

 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                              OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid Proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

     Under Colorado law, for the election of directors, of the shares represented in person or by proxy at the meeting and entitled to vote, that number of candidates equalling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the board of directors. For the ratification of the independent public accountants and the approval of the amendments to the NQSO Plan, of the shares represented in person or by proxy at the meeting and entitled to vote, the votes cast favoring the ratification or approval of the amendments must exceed the votes opposing it. Abstentions and broker non-votes will be counted for purposes of establishing a quorum only. Only those votes cast for the election of directors, the ratification of the accountants and the amendments to the NQSO Plan will be counted as votes in favor or affirmative votes.

                               ANNUAL REPORT

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. The audited financial statements of the Company are included in such Form 10-K. Copies of the exhibits to that Form 10-K are available from the Company upon written request of a Shareholder and payment of the Company's out-of-pocket expenses.

               DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
               FOR THE ANNUAL MEETING TO BE HELD IN MAY 2000

     Any proposal from a Shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in May 2000, must be received at the offices of the Company, 12000 E. 47th Avenue, Suite 400, Denver, Colorado 80239 no later than December 16, 1999, in order to be included in the Company's proxy statement and proxy relating to that meeting.
                                                           MATTHEW L. GOLD
                                                                 PRESIDENT
Denver, Colorado
April 15, 1999

                                 APPENDIX

                                PROXY CARD

                                 APPENDIX

                         PRECISION STANDARD, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Matthew L. Gold and Darryl Mazow, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Precision Standard, Inc. held of record by the undersigned on April 7, 1999, at the Annual Meeting of Shareholders to be held on May 17, 1999 or any adjournment thereof.

1.    ELECTION OF DIRECTORS.

[  ]  FOR all nominees listed below (except as marked to the contrary)

[  ]  WITHHOLD AUTHORITY to vote for all the nominees listed below

      Matthew L. Gold              Admiral George E.R. Kinnear II
      Donald C. Hannah             General Thomas C. Richards

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, CROSS OUT THAT NOMINEE'S NAME ABOVE.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE CALENDAR YEAR ENDING DECEMBER 31, 1998.

      [  ] FOR           [  ] AGAINST             [  ] ABSTAIN

3. PROPOSAL TO APPROVE AMENDMENTS TO THE NONQUALIFIED STOCK OPTION PLAN WHICH INCLUDE AN INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE PLAN.

      [  ] FOR           [  ] AGAINST             [  ] ABSTAIN

4. To transact such other business as may properly come before the Meeting.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

Dated:            , 1999

                           -------------------------------------


                           -------------------------------------
                           Signature(s) of Shareholder(s)

                           Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.


     PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.

                                 APPENDIX

                         PRECISION STANDARD, INC.
                      NONQUALIFIED STOCK OPTION PLAN
                              MARCH 29, 1996
                         AS AMENDED APRIL 2, 1999


     Section 1. PURPOSE. The purpose of the PRECISION STANDARD, INC. (the "Company") Nonqualified Stock Option Plan (the "Plan") is to provide incentives for selected persons to promote the financial success and progress of the Company by granting such persons awards ("Awards") of incentives in the form of options to purchase shares of the Company's Common Stock ("Options"), stock appreciation rights ("SARs"), and Common Stock of the Company ("Stock Grants"). An Award may consist of one or a combination of such incentives and may be made at any time or from time to time.

     Section 2.     GENERAL PROVISIONS.

          A. ADMINISTRATION. The Plan shall be administered by the Compensation Committee, which shall be comprised of two or more independent outside directors appointed by the Board of Directors (the "Committee"). Notwithstanding the foregoing, if it would be consistent with all applicable laws, including, without limitation, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder (including, without limitation, the regulations relating to Section 162(m) of the Code), then the Plan may be administered by the Board of Directors, and if so administered all subsequent references to the Committee shall refer to the Board of Directors. Any action of the Committee shall be taken by majority vote or the unanimous written consent of the Committee members.

          B. AUTHORITY OF THE COMMITTEE. Subject to other provisions of the Plan, and with a view towards furtherance of its purpose, the Committee shall have sole authority and absolute discretion:

               1.   to construe and interpret the Plan;

               2.   to define the terms used herein;

               3. to prescribe, amend and rescind rules and regulations relating to the Plan;

               4.   to determine the persons to whom Awards are granted;

               5. to determine the time or times at which Awards shall be granted;

               6. to determine the number of shares subject to each Award;

               7. to determine all of the other terms and conditions of the Options, SARs, and Stock Grants awarded hereunder; and

               8. to make all other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.

All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

          C. MAXIMUM NUMBER OF SHARES SUBJECT TO THE PLAN. The maximum aggregate number of shares of Common Stock subject to the Plan shall be 1,000,000, subject to adjustment as provided in Section 2.G of the Plan. The Common Stock subject to the Plan may be divided among the various types of Awards as the Committee determines in its sole discretion from time to time. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan, (a) all shares underlying an Option (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of the Option; (b) in the case of net exercise of an Option, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of an Option; (c) all shares underlying an SAR (including the shares, if any, withheld for tax withholding requirements) shall be counted upon exercise of an SAR; and (d) all shares issued pursuant to a Stock Grant (including the shares, if any, withheld for tax withholding requirements) shall be counted when the shares are no longer subject to any conditions, such as a vesting schedule, and certificates representing such shares have been issued and delivered. If any Options or SARs granted under the Plan expire or terminate for any reason before they have been exercised, the shares subject to such Options or SARs shall again be available under the Plan.

          D. ELIGIBILITY AND PARTICIPATION. Subject to the terms of the Plan, Awards may be granted to such employees, officers, directors, consultants and independent contractors of the Company or any Parent, Subsidiary or Affiliate of the Company, as defined below, as the Committee may select from time to time in its sole discretion. Employees of the Company are eligible to receive Awards for no more than an aggregate of 500,000 shares of the Company's Common Stock per employee under the Plan. If any Options or SARs granted to an employee expire unexercised or terminate before vesting, they shall not be included in the foregoing maximum aggregate of 500,000 shares per employee. The Committee, in its sole discretion, shall determine the number of shares of the Company's Common Stock covered by any Award made to executive officers or other employees under the Plan. Grants to non-employee directors of the Company may only be made pursuant to formula grants in the manner and amounts set forth in Section 7 hereof, provided that, if, and to the extent that, the Committee or the Board of Directors could exercise authority to determine the amount, price and timing of grants hereunder to its members, consistent with all applicable laws, including, without limitation Rule 16b-3, grants to non-employee directors may be made by the Committee or the Board of Directors as permitted by law. A person may be granted more than one Award under the Plan. As used in the Plan, the following terms shall have the following meanings:

               1. "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Award, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               2. "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               3. "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

               4. "COMMON STOCK" means shares of the Company's $.0001 par value common stock, or such other shares as are substituted pursuant to Section 2.G hereof.

          E. EFFECTIVE DATE OF PLAN. The Plan was adopted by the Company in September 1989 and was amended April 17, 1992, May 17, 1994, May 29, 1996 and May 12, 1997. On April 2, 1999, the Committee adopted the most recent amendments to the Plan, which shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on May 17, 1999, or at any adjournment thereof. The shareholders shall be deemed to have approved and adopted these most recent amendments to the Plan only if they are approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of Colorado.

          F. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate on September 8, 2009. No Options, SARs, or Stock Grants shall be granted under the Plan after that date. Subject to the limitation contained in Section 2.H of the Plan, the Board or the Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Options, SARs, and Stock Grants granted hereunder, provided that no such amendment or revision shall (i) increase the maximum aggregate number of shares that may be issued pursuant to Awards granted under the Plan, except as permitted under Section 2.G of the Plan; or (ii) effect any change to the Plan which is required to be approved by shareholders by law, including without limitation the regulations promulgated under Section 162(m) of the Code.

          G. ADJUSTMENTS. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options, SARs, and Stock Grants may be granted under the Plan. A corresponding adjustment shall be made to the number or kind of shares allocated to unexercised Options and SARs, or portions thereof, and to unvested Options, SARs, and Stock Grants granted prior to any such change. Any such adjustment in outstanding Options or SARs shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Options or SARs, but with a corresponding adjustment in the price for each share covered by the Options or SARs.

          H. PRIOR OPTIONS AND OBLIGATIONS. No amendment, suspension or termination of the Plan shall, without the consent of the person who has received an Award, alter or impair any of that person's Options or obligations under any Award granted under the Plan prior to that amendment, suspension or termination.

          I. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any Option or SAR, or the receipt of any Stock Grant, granted pursuant to the terms of the Plan, no person shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of stock until certificates representing such shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option or SAR, or pursuant to a Stock Grant, until there has been compliance with all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities.

          J. RESERVATION OF SHARES OF COMMON STOCK. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue shares of common stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Award or shares of its stock hereunder shall relieve the Company of any and all liability with respect to the nonissuance of the Award or the shares of Common Stock as to which the requisite authority shall not have been obtained.

          K. TAX WITHHOLDING. The exercise of any Option or SAR, and the receipt of any Stock Grant, is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding obligations under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or delivery or purchase of shares pursuant thereto, then in such event, the exercise of an Option or SAR, or the receipt of a Stock Grant, shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

          L. FAIR MARKET VALUE. The "fair market value" of the Common Stock means if there is an established market for the Company's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean of the highest and lowest quoted selling prices on the valuation date, or (b) if there were no such sales on the valuation date, then in accordance with Treasury Regulation Section 20.2031-2 or successor regulations. With respect to the grant of Options or SARs, unless otherwise specified by the Committee at the time of grant, or in the Plan (as in the case of automatic grants to non-employee directors pursuant to Section 7 hereof), the valuation date for purposes of determining fair market value shall be the date of grant. The Committee may, however, specify in any grant of an Option or SAR that, instead of the date of grant, the valuation date shall be a valuation period of up to ninety (90) days preceding the date of grant, and fair market value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period, provided, however, that if the Committee fails to specify a valuation period and there were no sales on the date of grant then fair market value shall be determined as if the Committee had specified a thirty (30) day valuation period for such determination, unless there is no established market for the Company's Common Stock in which case determination of fair market value shall be in accordance with clause (b) above.

     Section 3.     OPTIONS.

          A. OPTION PRICE. The option price for shares acquired pursuant to the exercise of any Option, in whole or in part, shall be determined by the Committee at the time of the grant of the Option. Such option price may be less than the fair market value of the Company's Common Stock on the date of grant, but in no event shall the option price be less than fifty percent (50%) of the fair market value of the Common Stock on the date of grant. The foregoing notwithstanding, the option price of Options granted to officers or directors shall be 100% of the fair market value of the Company's Common Stock on the date of grant.

          B. EXERCISE OF OPTIONS. Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative, as determined by the Committee. No Option may be exercised for a fraction of a share of Common Stock. The option price shall be paid at the time of exercise of the Option in cash or shares of the Company's Common Stock, or in a combination thereof. If permitted by the Committee, payment may also be made by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds attributable to the purchased shares needed to pay the exercise price. If any portion of the purchase price at the time of exercise is paid in shares of Common Stock, those shares shall be tendered at their fair market value on the date of exercise. The Committee may also permit a participant to effect a net exercise of an Option without tendering any shares of the Company's Common Stock as payment for the Option. In such an event, the participant will be deemed to have paid for the exercise of the Option with shares of the Company's stock and shall receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of Options exercised. The Committee may in its discretion and subject to ratification by the entire Board of Directors, loan one or more participants all or a portion of the exercise price, together with the amount of any tax liability incurred by the participant as a result of the exercise of the Option, for up to three (3) years with interest payable at the prime rate quoted in the Wall Street Journal on the date of exercise. Non- employee directors may receive such loans for the exercise of their Options without Committee approval or Board ratification.

          C. ACCELERATION OF OPTIONS. Notwithstanding the first sentence of Section 3.B of the Plan, if the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any Option granted pursuant to the Plan shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no Option shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the shareholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section is not consummated, but rather is terminated, canceled or expires, the Options granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.
          D. WRITTEN NOTICE REQUIRED. Any Option granted pursuant to the Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

     Section 4. RELOAD OPTIONS. Concurrently with the award of Options under the Plan, the Committee may authorize reload options ("Reload Options") to purchase, for cash or shares, the number of shares of Common Stock used to exercise the underlying Option.

          A. RELOAD OPTION AMENDMENT. Each notice evidencing the grant of an Option shall state whether the Committee has authorized Reload Options with respect to the underlying Option. Upon the exercise of an underlying Option, the Reload Option will be evidenced by an amendment to the notice of grant of the underlying Option. Reload Options shall be subject to the terms and conditions in the underlying option agreement and shall be subject to the terms and conditions set forth in the Plan.

          B. RELOAD OPTION PRICE. The option price per share of Common Stock deliverable upon exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying Option.

          C. TERM AND EXERCISE. Each Reload Option is fully exercisable from the date of exercise of the underlying Option and shall remain exercisable for the remaining term of the underlying Option. Reload Options may be exercised in the same manner as the underlying Options in accordance with the Plan.

          D. TERMINATION OF EMPLOYMENT. No additional Reload Options shall be granted to participants in the Plan when an Option or Reload Option is exercised pursuant to the terms of the Plan following termination of the participant's employment or the cessation of the participant's service to the Company as a director, consultant or independent contractor.

     Section 5. STOCK APPRECIATION RIGHTS. The Committee may, from time to time in its sole discretion, grant SARs in addition to or in conjunction with Options granted hereunder, either at the time of the grant of the Options or at any subsequent time during the term of the Options. Subject to the terms of the Plan, the Committee shall determine and designate the recipients of SARs, the dates SARs are granted, the number of shares subject to SARs, the duration of each SAR, and whether SARs are alternative to any previously or contemporaneously granted Option or Reload Option ("Related Options"). SARs shall be subject to the terms and conditions and evidenced by agreements in the form determined from time to time by the Committee.

          A. VALUE OF SARs. SARs shall entitle their holders to receive a number of shares of the Company's Common Stock equal to (i) the excess of the fair market value of a share of the Company's Common Stock on the date of exercise over a specified price fixed by the Committee, which price may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant, multiplied by (ii) the number of shares as to which the holder is exercising the SAR.

          B. DURATION. The term of an SAR granted as an alternative to an Option will be the same as the term of its Related Option; upon exercise of the SAR, the Related Option will terminate, and upon exercise of the Related Option, the SAR will terminate. The term of an SAR granted in addition to and separately from any Option shall be specified by the Committee at the time such SAR is granted.

          C. EXERCISE OF SARs. SARs may be exercised according to their terms by providing written notice to the Company at any time prior to the expiration of the SAR. No SAR may be exercised for a fraction of a share of Common Stock. If the SAR is alternative to an Option, the Related Option shall be deemed terminated to the extent the SAR is exercised.

     Section 6. STOCK GRANTS. The Committee may, from time to time in its sole discretion, grant shares of the Company's Common Stock under the Plan. Such Stock Grants may be awarded with or without conditions, such as vesting schedules or performance requirements. Recipients of Stock Grants will not be required to pay for the acquisition of the Company's Common Stock but will be subject to tax consequences and resale restrictions.

     Section 7.     GRANTS TO OUTSIDE DIRECTORS.  Except as provided in
Section 2.D hereof, the Committee shall have no discretion to determine the amount, price or timing of grants of Awards to directors who are not employees of the Company. Grants of Awards hereunder to directors who are not employees of the Company shall be granted on December 10 of each year without further action by the Committee. Each such grant shall be for one share of Common Stock for each two dollars of director's compensation to include retainer plus four Board meetings paid to the director during the calendar year, but not to include any additional compensation for committee meetings attended not held in conjunction with Board meetings or for additional Board meetings attended beyond four; such amount to be reduced accordingly if less than four Board meetings attended. The exercise price for Options granted to outside directors shall be 100% of the fair market value of the Common Stock on the date of grant calculated in accordance with Section 2.L hereof with a valuation period of thirty
(30) days. Each Option granted in accordance with this Section shall include authorization for a Reload Option in accordance with Section 4 of the Plan.

     Section 8.     TERMS AND CONDITIONS MAY DIFFER.   The terms and
conditions of Awards granted under the Plan may differ as the Committee shall in its discretion determine so long as all Awards satisfy the requirements of the Plan.

     Section 9. DURATION OF OPTIONS AND SARs. Each Option and each SAR granted pursuant to the Plan shall expire on the date determined by the Committee which shall be not later than ten years after the date of grant and shall be subject to early termination as provided in the Plan. Subject to the foregoing, Options granted to outside directors pursuant to
Section 7 hereof shall be fully vested on the date of grant and shall be exercisable for a period of ten years.

     Section 10. LIMITATIONS ON ACQUIRING VOTING STOCK. No Award may be granted to persons who are not officers or directors of the Company if such Award would cause that person to hold, beneficially or of record, in excess of 5% of the outstanding voting stock of the Company.

     Section 11. COMPLIANCE WITH SECURITIES LAWS. Shares of Common Stock shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Further, each recipient of an Award hereunder shall consent to the imposition of a legend on the certificate representing the shares of Common Stock issued hereunder restricting the transferability of such shares as required by law, the Award, or by the Plan.

     Section 12. EMPLOYMENT. Each recipient of an Award, if requested by the Committee, must agree in writing as a condition of the granting of his or her Award, to remain in the employ of the Company or to remain as a consultant to the Company, or any of its Subsidiaries, following the date of the granting of that Award for a period or periods specified by the Committee, which period(s) shall in no event exceed an aggregate of four years. Nothing in the Plan or in any Award granted hereunder shall confer upon any Award recipient any right to continued employment or retainer by the Company or any of its Subsidiaries, or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment or consulting arrangement.

     Section 13. RIGHTS UPON TERMINATION OF EMPLOYMENT, DIRECTOR, CONSULTANT OR INDEPENDENT CONTRACTOR STATUS. If an Award recipient ceases to be employed by the Company or ceases to serve as a director, consultant or independent contractor of the Company, or any Subsidiary, for any reason other than death or retirement, his or her Award shall terminate one year from the date of the Award recipient ceases to be employed by or serve as a director, consultant or independent contractor of the Company; provided that the Committee may, in its discretion, allow Options and SARs to remain exercisable (to the extent exercisable on the date of termination of employment or retainer) for up to one additional year for each year of service to the Company by the Award recipient (up to a maximum of five years after the date of termination), unless the Option, SAR, or the Plan otherwise provides for earlier termination; and provided further that, for purposes of determining when a director no longer serves the Company, the period during which post-retirement or similar benefits are paid to the director by the Company shall be deemed to be continued service.

     Section 14. RIGHTS UPON DEATH. Except as otherwise limited by the Committee at the time of the grant of an Option or SAR, if the recipient dies while he or she is an employee, director or consultant of the Company or any Subsidiary, his or her Options and SARs shall remain exercisable for one year after the date of death, unless the Options, SARs, or the Plan otherwise provide for earlier termination. During such exercise period after death, Options and SARs may be fully exercised, to the extent that they remain unexercised on the date of the recipient's death, by the person or persons to whom the recipient's rights to the Options or SARs shall pass by will or by laws of descent and distribution.

     Section 15. WAIVER OF VESTING RESTRICTIONS IN THE EVENT OF RETIREMENT. Notwithstanding any provision of the Plan, in the event an Award recipient retires as an employee or director of the Company, or any Subsidiary, the Committee shall have the discretion to waive any vesting restrictions on the retiree's Options, SARs, or Stock Grants.

     Section 16. AWARDS NOT TRANSFERABLE. Awards granted pursuant to the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. During the lifetime of the Award recipient, Options and SARs may only be exercised by that recipient or by his or her guardian or legal representative.

     Section 17. REPORTS TO SHAREHOLDERS. Upon written request, the Company shall furnish to each Award recipient a copy of its most recent Form 10-K Annual Report and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.